UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Prologis, L.P.

Prologis Euro Finance LLC

(Exact name of registrant as specified in its charter)

Delaware (Prologis, L.P.) Delaware (Prologis Euro Finance LLC)	94-3285362 (Prologis, L.P.) 83-1283068 (Prologis Euro Finance LLC)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1

San Francisco, California 94111

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.250% Notes due 2032	The New York Stock Exchange
3.875% Notes due 2037

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289636

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

A complete description of the 3.250% Notes due 2032 and the 3.875% Notes due 2037 issued by Prologis Euro Finance LLC, including the corresponding guarantees by Prologis, L.P., which are to be registered hereunder, is contained under the caption “Description of Debt Securities of Prologis Euro Finance LLC” in the Prospectus dated August 15, 2025 (the “Base Prospectus”) and under the caption “Description of Notes” in the Prospectus Supplement dated September 15, 2025 to the Base Prospectus, forming a part of the Form S-3 Registration Statement (File No. 333-289636) (the “Registration Statement”) of Prologis Euro Finance LLC, Prologis, L.P. and Prologis, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit No.	Description
4.1	Form of Officers’ Certificate related to the 3.250% Notes due 2032 (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed September 22, 2025).

4.2	Form of 3.250% Notes due 2032 (incorporated by reference to Exhibit 4.2 to Prologis, Inc.’s Current Report on Form 8-K filed September 22, 2025).

4.3	Form of Officers’ Certificate related to the 3.875% Notes due 2037 (incorporated by reference to Exhibit 4.3 to Prologis, Inc.’s Current Report on Form 8-K filed September 22, 2025).

4.4	Form of 3.875% Notes due 2037 (incorporated by reference to Exhibit 4.4 to Prologis, Inc.’s Current Report on Form 8-K filed September 22, 2025).

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2025	Prologis, L.P. By: Prologis, Inc., its general partner

	By:	/s/ David Malinger
	Name:	David Malinger
	Title:	Senior Vice President and Assistant Secretary

Date: September 22, 2025	Prologis Euro Finance LLC By: Prologis, its sole member

	By:	/s/ David Malinger
	Name:	David Malinger
	Title:	Senior Vice President and Assistant Secretary